SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported)    October 17, 1995
                                                  ------------------------

                    Spectrum Information Technologies, Inc.
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             (Exact name of registrant as specified in its charter)


           Delaware                    0-15596            75-1940923
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  (State of other jurisdiction       (Commission         (IRS Employer
       of incorporation)              File Number)     Identification No.)


              2700 Westchester Avenue, Purchase, New York  10577
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                    (Address of principal executive offices)


  Registrant's telephone number, including area code     (914) 251-1800
                                                    ------------------------


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         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

          On September 11, 1995, Spectrum Information Technologies, Inc. ("Spectrum") entered an agreement (the "Plan") to sell all of the capital stock of its wholly owned subsidiary Spectrum
Global Services, Inc. ("Global") to The Lori Corporation and COMFORCE Corporation (collectively, "Purchaser") for $6 million, plus a closing adjustment related primarily to the allocation of salaries and benefits of certain Spectrum and Global employees. Other members of the purchasing group included ARTRA Group Incorporated, a corporation organized under the laws of the State of Pennsylvania, Peter R. Harvey, Marc L. Werner, James L.
Paterek, Michael Ferrentino and Christopher P. Franco. The sale of Global was subject to bankruptcy court approval and receipt of higher and better offers. A hearing regarding the transaction
(and any higher and better offers) was held on October 17, 1995 before the United States Bankruptcy Court for the Eastern
District of New York, following which the court approved the sale. The Purchaser paid cash for Global's stock at the October 17th closing, the purchase price of which was based on a multiple of Global's earnings before interest and taxes for fiscal 1995 and accounted for Global's cash and accounts receivable.

          In July 1995, Mr. Paterek, president of Global, Mr. Ferrentino, a vice president of Global, and Mr. Franco, Spectrum's vice president and former general counsel, notified Spectrum that they wished to pursue an opportunity independent of Spectrum and intended to accept positions with the Purchaser if its bid for Global was successful. Following the sale, Mr. Ferrentino and Mr. Franco assumed senior management positions with the Purchaser, and the Purchaser announced that Mr. Paterek would become a consultant to COMFORCE Corporation.

          A copy of the Plan is attached as an exhibit hereto and is incorporated by reference herein. The foregoing summary of such document is qualified in its entirety by reference to the actual document.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


          (b)  Pro Forma Financial Information.

          The following unaudited consolidated pro forma financial statements give effect to the October 17, 1995 sale of all of the capital stock of Spectrum Global Services, Inc. ("Global") to The
Lori Corporation and COMFORCE Corporation (the "Transaction")(See
Item 2 - Acquisition or Disposition of Assets). The unaudited pro forma balance sheet as of June 30, 1995 gives effect to the Transaction as if it occurred on June 30, 1995. The unaudited pro forma statements of income (loss) for the year ended March 31, 1995 and the three months ended June 30, 1995 represent the consolidated results of operations of Spectrum Information Technologies, Inc. ("Spectrum") assuming the Transaction occurred on April 1, 1994.
These financial statements have been prepared utilizing the historical financial statements of Spectrum. This information should be read in conjunction with the audited financial statements and accompanying notes in Spectrum's annual report on Form 10-K for the fiscal year ended March 31, 1995 and the unaudited financial statements and accompanying notes in Spectrum's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1995.
The unaudited pro forma consolidated financial statements are provided for comparative purposes only and do not purport to be indicative of the financial position or results of operations that would have occurred and actually have been reported if the Transaction had been effected on the dates indicated or results which may be obtained in the future. Pro forma adjustments are described in the accompanying notes.


           SPECTRUM INFORMATION TECHNOLOGIES, INC. AND SUBSIDIARIES
                            (Debtors-in-Possession)
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)
                                JUNE 30, 1995

                                        Condensed
                                        Historical   Pro forma  Pro forma
Assets                                  Statements  Adjustments  Results
------------------------------------------------------------------------------
(Amounts in thousands)

Current assets:
  Cash and cash equivalents               $ 2,725     $5,377(1)  $8,102
  Marketable securities                       942         -         942
  Accounts receivable, net                  7,950     (1,692)(1)  6,258
  Inventories                                 375         -         375
  Prepaid expenses and other current
   assets                                     341        (13)(1)    328
                                          -------    -------    -------
  Total current assets                     12,333      3,672     19,677
                                          -------    -------    -------

Net property and equipment                  1,191       (102)(1)  1,089
                                          -------    -------    -------

Notes receivable-related parties               91         -          91
Other assets                                  450         -         450
Intangible assets, net                      3,667     (2,191)(1)  1,476
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Total assets                              $17,732     $1,379    $19,111
                                          =======    =======    =======

           SPECTRUM INFORMATION TECHNOLOGIES, INC. AND SUBSIDIARIES
                            (Debtors-in-Possession)
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)
                                JUNE 30, 1995

                                        Condensed
                                        Historical   Pro forma  Pro forma
Liabilities and Stockholders' Equity    Statements  Adjustments  Results
-----------------------------------------------------------------------------
(Amounts in thousands)

Current liabilities:
  Accounts payable                        $   484       (262)(1) $  222
  Accrued liabilities                       1,835        (94)(1)  1,741
  Other current liabilities                 6,000         -       6,000
                                          -------    -------    -------
Total current liabilities                   8,319       (356)     7,963
                                          -------    -------    -------
Deferred income                               450         -         450
                                          -------    -------    -------

Total liabilities subject to compromise     9,078         -       9,078
                                          -------    -------    -------
Total liabilities                          17,847       (356)    17,491
                                          -------    -------    -------

Stockholders'equity:

Common Stock, $.001 par value, 110,000
shares authorized; 76,675 issued as of
June 30, 1995 and March 31, 1995               77          -         77
Paid-in capital                            63,961          -     63,961
Accumulated deficit                       (63,802)      1,735   (62,067)
                                          -------     -------   -------
                                              236       1,735     1,971
Treasury stock, 100 shares at cost           (300)         -       (300)
Unrealized loss on marketable securities      (51)         -        (51)
                                          -------     -------   -------
Total stockholders' equity                   (115)      1,735     1,620
                                          -------     -------   -------

Total liabilities and stockholders'
  equity                                  $17,732      $1,379   $19,111
                                          =======     =======   =======

           SPECTRUM INFORMATION TECHNOLOGIES, INC. AND SUBSIDIARIES
                            (Debtors-in-Possession)
              PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (LOSS)


                                        Fiscal Year Ended March 31, 1995
                                        --------------------------------
                                        Condensed
                                        Historical   Pro forma  Pro forma
                                        Statements  Adjustments  Results
-----------------------------------------------------------------------------
(Amounts in thousands,
except per share amounts)


REVENUES:
  Merchandise sales, net                 $10,296     $9,003     $ 1,293
  Licensing fees and royalties             1,331         -        1,331
                                         -------    -------     -------
  Total revenues                          11,627      9,003       2,624
                                         -------    -------     -------
OPERATING COSTS AND EXPENSES:
  Cost of revenues                         7,227      6,705         522
  Selling, general and administrative     13,342      1,387      11,955
                                         -------    -------     -------
  Total operating costs and expenses      20,569      8,092      12,477
                                         -------    -------     -------
Operating Income (loss)                   (8,942)       911      (9,853)
                                         -------    -------     -------
Professional fees in connection with
Chapter 11 filings                          (425)        -         (425)
                                         -------    -------     -------

OTHER INCOME (EXPENSE):
  Total other income (expense)              (386)          9       (395)
                                          -------    -------    -------
Net Income (Loss) from
 continuing operations                    (9,753)        920    (10,673)
                                          -------    -------    -------

NET INCOME (LOSS) PER COMMON SHARE:

Income (Loss) from continuing operations  $  (.13)  $   .01    $  (.14)
                                          =======    =======    =======

           SPECTRUM INFORMATION TECHNOLOGIES, INC. AND SUBSIDIARIES
                            (Debtors-in-Possession)
              PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                  (UNAUDITED)

                                        Three Months Ended June 30, 1995
                                         ------------------------------
                                        Condensed
                                        Historical   Pro forma  Pro forma
                                        Statements  Adjustments  Results
-----------------------------------------------------------------------------
(Amounts in thousands,
except per share amounts)


REVENUES:
  Merchandise sales, net                  $3,164     $2,963(2)  $   201
  Licensing fees and royalties               829         -          829
                                         -------    -------     -------
  Total revenues                           3,993      2,963       1,030
                                         -------    -------     -------
OPERATING COSTS AND EXPENSES:
  Cost of revenues                         2,331      2,208(2)      123
  Selling, general and administrative      2,596        469(2)    2,127
                                         -------    -------     -------
  Total operating costs and expenses       4,927      2,677       2,250
                                         -------    -------     -------
Operating loss                              (934)       286      (1,220)
                                         -------    -------     -------
Professional fees in connection with
Chapter 11 filings                          (890)        -         (890)
                                         -------    -------     -------

OTHER INCOME (EXPENSE):
  Total other income (expense)               (74)       (15)(2)     (59)
                                          -------    -------    -------
Loss from continuing operations            (1,898)      271      (2,169)
                                          -------    -------    -------
NET INCOME (LOSS) PER COMMON SHARE:

Loss from continuing operations           $  (.02)              $  (.03)
                                          =======               =======

Notes to the pro forma consolidated financial statements:

(1) The gross and net proceeds of the Transaction are approximately $6,000,000 and $4,572,000, respectively. The pro forma consolidated balance sheet reflects the addition of net proceeds of $4,572,000 and the removal of the net assets (liabilities) of Global of $4,803,000.

(2) The pro forma consolidated statements of loss reflect the removal of the operations of Global as though the Transaction had occurred on April 1, 1994. The gain reflected on the pro forma balance sheet is not incorporated in the pro forma consolidated statements of loss as it is a nonrecurring credit, and the related expenses in the amount of $325,000 are not reflected on the pro forma consolidated statements of loss as they are nonrecurring charges. The impact on selling, general and administrative expenses associated with the transfer of salaries and benefits of certain employees has not been reflected on the pro forma consolidated statements of loss as the expenses were not material.

          (c)  Exhibits.

               Exhibit No.   Description

               2.1           The Plan (including the exhibits
                             thereto).


                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SPECTRUM INFORMATION
                                TECHNOLOGIES, INC.



Dated:  November 1, 1995       By: /s/ Barry J. Hintze
                                  ----------------------------
                                  Name:  Barry J. Hintze
                                  Title:  Controller and
                                          Principal Accounting Officer

                          Exhibit Index


Exhibit No.         Description

2.1                 The Plan (including exhibits thereto).